Exhibit 24
ANHEUSER-BUSCH COMPANIES, INC.
POWER OF ATTORNEY
     Each of the undersigned directors and officers of Anheuser-Busch Companies, Inc., a Delaware corporation (the “Company”), hereby appoints August A. Busch IV, W. Randolph Baker, JoBeth G. Brown and William J. Kimmins, Jr., and each of them acting singly, the true and lawful agents and attorneys of the undersigned, with full power of substitution, to do all things and to execute all instruments which any of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the proposed registration under said Act pursuant to a Registration Statement on Form S-3 of the debt and other securities of the Company (this authorization to include the authority to sign the name of each of the undersigned in the capacities indicated below to the said proposed Registration Statement to be filed with the Securities and Exchange Commission in respect of said securities, and to any amendments to said proposed Registration Statement).
     IN WITNESS WHEREOF, each of the undersigned has executed a copy of this Power of Attorney as of July 25, 2007.

/s/ August A. Busch IV	/s/ W. Randolph Baker

August A. Busch IV	W. Randolph Baker
President, Chief Executive Officer and	Vice President and Chief Financial Officer
Director	(Principal Financial Officer)
(Principal Executive Officer)

/s/ John F. Kelly	/s/ August A. Busch III

John F. Kelly	August A. Busch III
Vice President and Controller	Director
(Principal Accounting Officer)

/s/ Carlos Fernandez G.	/s/ James J. Forese

Carlos Fernandez G.	James J. Forese
Director	Director

/s/ John E. Jacob	/s/ James R. Jones

John E. Jacob	James R. Jones
Director	Director

/s/ Charles F. Knight	/s/ Vernon R. Loucks, Jr.

Charles F. Knight	Vernon R. Loucks, Jr.
Director	Director

/s/ Vilma S. Martinez	/s/ William Porter Payne

Vilma S. Martinez	William Porter Payne
Director	Director

/s/ Joyce M. Roché	/s/ Henry Hugh Shelton

Joyce M. Roché	Henry Hugh Shelton
Director	Director

/s/ Patrick T. Stokes	/s/ Douglas A. Warner III

Patrick T. Stokes	Douglas A. Warner III
Director	Director

/s/ Andrew C. Taylor	/s/ Edward E. Whitacre, Jr.

Andrew C. Taylor	Edward E. Whitacre, Jr.
Director	Director